UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2016

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06010
(Address of principal executive offices)	(Zip Code)

(860) 583-7070
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On May 6, 2016, the stockholders of Barnes Group Inc. (the “Company”) approved the Barnes Group Inc. Performance-Linked Bonus Plan for Selected Executive Officers, as amended (the “PLBP”). See Item 5.07 of this report below. The purpose of the PLBP is to provide the Company’s senior executive officers with cash incentive compensation opportunities. The PLBP was submitted to stockholders to: (a) extend the term of the PLBP for an additional five years through the date of the 2021 annual meeting and (b) approve revised performance objectives that can be used under the PLBP.
A further description of the terms of the PLBP was set forth as part of Proposal 4 in the Company’s definitive proxy statement which was filed with the Securities and Exchange Commission on March 22, 2016 (the “2016 Proxy Statement”), which is incorporated herein by reference. The description in the 2016 Proxy Statement and the description of the PLBP contained herein are qualified in their entirety by reference to the complete terms and conditions of the PLBP which was filed as Annex 1 to the 2016 Proxy Statement, and which is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

The annual meeting of the stockholders of the Company was held on May 6, 2016 (the “Annual Meeting”). As reported below in Item 5.07, at the Annual Meeting, the stockholders approved a proposal to amend the Company’s Amended and Restated By-Laws to replace plurality voting with majority voting in uncontested director elections (the “Majority Voting Amendment”). The Board approved the Majority Voting Amendment on February 10, 2016, subject to approval by the Company’s stockholders. The Amended and Restated By-Laws were effective as of May 6, 2016 and, as a result, an affirmative majority of the total number of votes cast in director elections will be required for election of directors of the Company beginning in 2017.

A summary of the Majority Voting Amendment was included as part of Proposal 5 in the 2016 Proxy Statement. The above description and the summary contained in the 2016 Proxy Statement are qualified by and subject to the full text of the Amended and Restated By-Laws, which is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Below are the final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting held on May 6, 2016:

(1)	Election of directors:

Director	For a Term Expiring in	Votes For	Votes Withheld	Broker Non-Votes
Thomas O. Barnes	2017	45,226,780	166,834	3,346,359
Elijah K. Barnes	2017	45,255,858	137,756	3,346,359
Gary G. Benanav	2017	42,030,114	3,363,500	3,346,359
Patrick J. Dempsey	2017	45,225,257	168,357	3,346,359
Thomas J. Hook	2017	45,259,149	134,465	3,346,359
Francis J. Kramer	2017	44,495,260	898,354	3,346,359
Mylle H. Mangum	2017	43,584,749	1,808,865	3,346,359
Hassell H. McClellan	2017	45,003,060	390,554	3,346,359
William J. Morgan	2017	44,456,710	936,904	3,346,359
JoAnna L. Sohovich	2017	45,020,636	372,978	3,346,359

(2)	Advisory (non-binding) vote to approve the Company's executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
44,546,501	796,122	50,991	3,346,359

(3)	Ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditor for 2016:

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,031,600	1,681,931	26,442	0

(4)	Approve the Company's Performance Based Bonus Plan for Selected Executive Officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
44,292,432	1,050,847	50,335	3,346,359

(5) Amend the Company's Amended and Restated By-Laws to replace plurality voting with majority voting in uncontested director elections:

Votes For	Votes Against	Abstentions	Broker Non-Votes
45,153,820	180,894	58,900	3,346,359

(6) Shareholder proposal regarding the Board establishing a general payout policy that gives preference to share repurchases over dividends as a method to return capital to shareholders:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,369,081	43,882,084	142,449	3,346,359

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Document Description

3.1	Amended and Restated By-Laws of Barnes Group Inc. (as of May 6, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2016	BARNES GROUP INC.
(Registrant)

	By:	/s/ JAMES P. BERKLAS, JR.
James P. Berklas, Jr. Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

3.1	Amended and Restated By-Laws of Barnes Group Inc. (as of May 6, 2016).